Exhibit 10.2

OFFICE LEASE

221 MAIN STREET

221 MAIN PROPERTY OWNER LLC,

a Delaware limited liability company,

as Landlord,

and

C1 CONSULTING LIMITED LIABILITY COMPANY,

a New Jersey limited liability company,

as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

i

INDEX

Page(s)

Alterations	14
Base Rent	5
Base Taxes	9
Base Year	6
Brokers	32
Building	4
Building Common Areas	4
Building Hours	11
Common Areas	4
Comparable Buildings	4
Contemplated Effective Date	21
Contemplated Transfer Space	21
Cost Pools	10
Direct Expenses	6
Estimate	10
Estimate Statement	10
Estimated Excess	10
Excess	10
Expense Year	6
Force Majeure	31
Holidays	11
HVAC	11
Identification Requirements	29
Intention to Transfer Notice	21
Landlord	1
Landlord Parties	16
Landlord Repair Notice	18
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	29
Mail	31
Notices	31
Operating Expenses	6
Original Improvements	17
Premises	4
Project	4
Proposition 13	9
Renovations	33
Security Deposit	26
Six Month Period	22
Statement	10
Subject Space	20
Summary	1
Tax Expenses	9
Tenant	1
Tenant Work Letter	4
Tenant’s Share	10
Transfer Notice	20
Transferee	20

ii

221 MAIN STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between 221 MAIN PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and C1 CONSULTING LIMITED LIABILITY COMPANY, a New Jersey limited liability company(“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		April 2, 2013

2.	Premises
(Article 1).

	2.1	Building:	221 Main Street
San Francisco, California 94105
containing approximately 384,903 rentable square feet of space

	2.2	Premises:	Approximately 2,694 rentable square feet of space located on the fifteenth (15th) floor of the Building and commonly known as Suite 1580, as further set forth in Exhibit A to the Office Lease.

3.	Lease Term
(Article 2).

	3.1	Length of Term:	Five (5) years and two (2) months.

	3.2	Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises and (ii) the date upon which the Premises are Ready for Occupancy, which is anticipated to be June 1, 2013.

	3.3	Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the sixty-two (62) month anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the sixty-two (62) month anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

			Annual
		Monthly	Rental Rate
	Annual	Installment	per Rentable
Lease Year	Base Rent	of Base Rent	Square Foot

1*	$148, 170.00	$12,347.50	$55.00

2	$152,615.10	$12,717.93	$56.65

3	$157,194.90	$13,099.58	$58.35

4	$161,909.40	$13,492.45	$60.10

5	$166,758.60	$13,896.55	$61.90

6 – Lease Expiration Date	N/A	$14,314.12	$63.76

*Subject to the terms of Section 3.2, below.

5.	Base Year
	(Article 4):	Calendar year 2013.

6.	Tenant’s Share
	(Article 4):	Approximately 0.7%.

7.	Permitted Use
	(Article 5):	General office use consistent with a first-class office building.

8.	Security Deposit
	(Article 21):	$12,347.50.

9.	Address of Tenant
	(Section 29.18):	C1 Consulting LLC
129 Summit Ave, Suite 200
Summit, NJ 07901
(Prior to Lease Commencement Date)

And

C1 Consulting Limited Liability Company
221 Main Street, Suite 1580
San Francisco, California 94105
(After Lease Commencement Date)

10.	Address of Landlord
	(Section 29.18):	See Section 29.18 of the Lease.

11.	Broker(s)	CAC Group, Inc.
	(Section 29.24):	255 California Street, 2nd Floor
San Francisco, California 94111

and

Colton Commercial & Partners, Inc.
565 Commercial Street, 4th Floor
San Francisco, California 94111

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1                               Premises, Building, Project and Common Areas.

1.1.1                     The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The commencement of business operations from by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, except for minor “punchlist” matters related to the Building brought to Landlord’s attention within ten (10) days after Tenant commences business operations from the Premises.

1.1.2                     The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project currently known as “221 Main Street.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, above ground and subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3                     Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.1.4                     Asbestos-Containing Materials. Tenant acknowledges and agrees that (i) the Project was constructed at a time when asbestos was commonly used in construction, (ii) asbestos and asbestos-containing materials (collectively, “ACM”) may be present at the Project, and (iii) airborne asbestos fibers may be released and result in a potential health hazard if proper ACM containment, remediation and abatement procedures are not observed. Except as otherwise provided in this Lease and the Tenant Work Letter, Tenant shall be solely responsible for all costs related to ACM that arise in connection with Tenant’s occupancy, use, modification, alteration or improvement of the Premises. In connection with any modifications, alterations or improvements contemplated to be performed by Tenant in the Premises, Tenant (including its contractors and other agents) shall consult with Landlord and Landlord’s asbestos consultant concerning appropriate procedures to be followed in connection with ACM prior to performing any such work in the Premises. All such work shall be subject to the terms of Article 8 below. During the performance of any such work, Tenant (including its contractors and other agents) shall comply with all applicable laws, rules, regulations and other governmental requirements, as well as all directives of Landlord and Landlord’s asbestos consultant, relating to ACM. Tenant hereby irrevocably appoints Landlord and Landlord’s asbestos consultant as Tenant’s attorney-in-fact for purposes of supervising and directing any ACM-related aspects of Tenant’s contemplated work in the Premises (provided that such appointment shall not relieve Tenant from its obligations hereunder, nor impose any affirmative obligation on Landlord to provide such supervision or direction). In connection with any such work that may affect ACM in the Premises or the Project, Landlord shall have the right at any time to cause Tenant to immediately stop such work if such work has not been approved in writing by Landlord or if such work has deviated from the plans previously approved by Landlord for such work.

EHR
Landlord’s Initials	Tenant’s Initials

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof, provided that if said notice is not factually correct, then Tenant shall make such changes as are necessary to make the notice factually correct and shall thereafter execute and return such notice to Landlord within such ten (10) day period, and if Landlord determines that Tenant’s changes are factually correct, then Landlord shall thereafter countersign such notice, but if Landlord determines that such changes are not factually correct then Landlord shall notify Tenant of the same and Landlord and Tenant shall thereafter use commercially reasonable efforts to agree upon the information set forth in such notice, following which the parties shall execute such notice.

ARTICLE 3

BASE RENT

3.1                               In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2                               Abated Base Rent. Provided that Tenant is not then in default under the terms of this Lease, then Tenant shall not be obligated to pay the Base Rent otherwise attributable to the Premises (the “Rent Abatement”) during the first two (2) full calendar months of the Lease Term (the “Rent Abatement Period”). Landlord and Tenant acknowledge that the amount of the Rent Abatement equals $12,347.50 per month during the Rent Abatement Period.

Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, then Landlord may, at its option, elect, in addition to any other remedies Landlord may have under this Lease, one or both of the following remedies: (i) that Tenant shall immediately become obligated to pay to Landlord all Base Rent abated hereunder during the Rent Abatement Period, with interest as provided pursuant to this Lease from the date such Base Rent would have otherwise been due but for the abatement provided herein, or (ii) that the dollar amount of the unapplied portion of the Rent Abatement as of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

ARTICLE 4

ADDITIONAL RENT

4.1                               General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease. Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any “Expense Year,” as that term is defined in Section 4.2.6 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2                     “Direct Expenses” shall mean “Operating Expenses,” as that term is defined in Section 4.2.4 below, and “Tax Expenses,” as that term is defined in Section 4.2.5.1 below.

4.2.3                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4                     “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project, including as relating to any business improvement district; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over such period of time as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)                                 costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b)                                 except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)                                  costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)                                 any bad debt loss, rent loss, or reserves forbad debts or rent loss;

(e)                                  costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)                                   the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the

Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)                                  amount paid as ground rental for the Project by the Landlord;

(h)                                 except for a Project management fee to the extent allowed pursuant to item (1), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)                                     any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)                                    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)                                 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)                                     any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)                             rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n)                                 costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and

(o)                                 costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, “Force Majeure,” as that term is defined in Section 29.16, below, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to Project insurance, security or utility costs be less than the components of Direct Expenses related to Project insurance, security or utility costs, respectively, in the Base Year.

4.2.5                     Taxes.

4.2.5.1           “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof, and including estimated amounts based on pending but uncompleted reassessments of the Project, as reasonably determined by Landlord), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2           Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3           Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4           The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the “Base Taxes”. If in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Base Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

4.2.6                     “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3                               Cost PooI. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4                               CaIcuIation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1                     Statement of ActuaI Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2                     Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5                               Taxes and Other Charges for which Tenant Is Directly ResponsibIe.

4.5.1                     Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2                     If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3                     Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5

USE OF PREMISES

5.1                               Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2                               Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances. regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1                     Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”).

6.1.2                     Landlord shall provide adequate electrical service capacity to the Premises for Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of two (2) watts per rentable square foot of the Premises during Building Hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one (1) watt per rentable square foot of the Premises during Building Hours, calculated on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Subject to the foregoing limitations regarding the electrical service capacity to be provided by Landlord, Landlord shall only provide electricity for Tenant’s lighting fixtures during the Building Hours, excluding Holidays. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4                     Landlord shall provide janitorial services to the Premises, except on weekends and on the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5                     Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.6                     Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2                               Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.31, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. As of the date of this Lease, the current cost of after-hours ventilation for fan only is $30.00 per hour and the current cost for after-hours air conditioning is $130.00 per hour. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord’s standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3                               Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 6.4 of this Lease, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 6.4 of this Lease, below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4                               Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing,

Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (including any work that may affect ACM in the Project or the Premises) or any electrical, mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations are decorative only (i.e., installation of carpeting or painting of the Premises). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2                               Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Francisco, all in conformance with Landlord’s construction rules and regulations (including with respect to ACM); provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues (including with respect to ACM). In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3                               Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. At Landlord’s option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord’s standard, commercially reasonable disbursement procedure.

8.4                               Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may. in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5                               Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant given at the time of Landlord’s consent to the subject Alterations and/or improvements and/or systems or equipment (if applicable), require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Notwithstanding the foregoing or any provision to the contrary set forth herein, in no event shall Tenant be required to remove the Tenant Improvements from the Premises following the expiration or earlier termination of this Lease. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1                        Indemnification and Waiver. Except to the extent caused by the negligence or willful misconduct of Landlord or the “Landlord Parties” as that term is defined, below, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense and liability (including, without limitation, reasonable attorneys’ fees) arising from the negligence or willful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2                        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3                        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1              Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including products and completed operations coverage and a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	S2,000,000 each occurrence
Property Damage Liability	$4,000,000 annual aggregate

Personal Injury Liability	$2,000,000 each occurrence
$4,000,000 annual aggregate
0% Insured’s participation

Tenant shall have the right to maintain the liability insurance required hereunder through any combination of primary general liability and “umbrella” policies of insurance, provided that the policies contain aggregate per location endorsements that provide the required levels of protection for the Premises and that such polices comply with the terms hereof.

10.3.2              Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3              Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4                        Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Land lord within five (5) days after delivery to Tenant of bills therefor.

10.5                        Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6                        Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s access to or Tenant’s occupancy of the Premises, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy (or cannot be accessed by Tenant), the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy (or cannot be accessed by Tenant) for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2                        Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3                        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises (the foregoing shall apply to any portion of the Premises that cannot be accessed as a result of such taking). Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Land Lord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord (provided that in the event that Landlord exercises its right under Section 14.4, below, then Tenant shall not be obligated to pay any such fees to Landlord).

14.2                        Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1              The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2              The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3              The Transferee is either a governmental agency or instrumentality thereof;

14.2.4              The rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis;

14.2.5              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6              The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.7              Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3                        Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4                        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or a portion of the Premises, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer

Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of six (6) months (the “Six Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5                        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6                        Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7                        Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8                        Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2                        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to 150%. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                        Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from

Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3              Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4              The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or

19.1.5              Tenant’s failure to occupy the Premises within ten (10) business days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2                        Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3                      Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3                        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4                        Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right to move Tenant to other space in the Project comparable to the Premises, and all terms hereof shall apply to the new space with equal force; provided that Tenant’s then existing monetary obligations under this Lease shall not be increased as a result of such relocation of the Premises. In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord’s sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. In addition, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with such relocation (including, but not limited to, the costs of reasonable supplies of replacement stationery and telephone installations), within thirty (30) days of Landlord’s receipt of an invoice therefor. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

ARTICLE 23

SIGNS

23.1                        Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2                        Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Landlord’s cost as to the initial signage, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3                        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4                        Building Directory. An electronic directory is located in the lobby of the Building. Tenant shall have the right, at no charge to Tenant, to have Tenant’s name entered into such electronic directory.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission, of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G. 13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                        Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency in which event no notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

COMMUNICATIONS AND COMPUTER LINES

Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right (by notice to Tenant at any time prior to the expiration or earlier termination of this Lease) to require that Tenant, prior to the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                        Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6                        Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7                        Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                        Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10                 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13                 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the equity interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14                 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17                 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

% Beacon Capital Partners, LLC

11755 Wilshire Boulevard

Suite 1770

Los Angeles, California 90025

Attention: Mr. Jeremy B. Fletcher

and

% Beacon Capital Partners, Inc.

200 State Street, 5th Floor

Boston, MA 02109

Attention: General Counsel

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars

Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19                 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20                 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21                 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22                 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23                 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25                 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26      Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27      Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28      Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29      Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.30      No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31      Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32      Parking. Tenant shall rent from Landlord, commencing on the Lease Commencement Date, one (1) unreserved parking pass, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, at any time, institute valet assisted parking, tandem parking stalls, “stack” parking, or other parking program within the Project parking facility, the cost of which shall be included in Operating Expenses, and Landlord may, at any time, designate all or any portion of Tenants unreserved parking passes for the use of parking in an offsite parking facility reasonably designated by Landlord, and Tenant and its employees shall comply with any such measures. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 29.32 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

[Signatures follow on next page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

221 MAIN PROPERTY OWNER 221 MainLLC,		C1 CONSULTING LIMITED LIABILITY
a Delaware limited liability company		COMPANY, a New Jersey limited liability company

By:	/s/ Jeremy B. Fletcher	By:	/s/ Elizabeth Rountree
Name:	Jeremy B. Fletcher
Title:	Senior Managing Director		Its:	Managing Director

By:

Its:

EXHIBIT A 221MAIN STREET OUTLINE OF PREMISES nicholsbooth S\Jke 525 .S..an Francs.::o (;41C'!i Jlllol-0" OlOill EXHIBIT A 187287.83fWLA Zl l MAlN S IREEJ -1-371700-00001/4-2-13/sb/sb [Cl Consulting Limited Liability Company] r r-:r SDec SIJte 1580; OpHon 1 221 M'*' S1reet b FrmclscO. C.A 221MainSleet ] C.1HfomiaRRCH IT€tT5 f-'l --D J § ' 1-,J - I I ---I

EXHIBIT A

221 MAIN STREET

OUTLINE OF PREMISES

Spec Suite 1580; Option 1
221 Main Street
San Francisco, CA

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth
ARCHITECTS

-1-

EXHIBIT B

221 MAIN STREET

TENANT WORK LETTER

1.             Tenant Improvements. Except as provided below, Landlord shall not be obligated to construct or install or pay for any improvements or facilities of any kind in the Premises, and Tenant shall accept the Premises in its currently-existing, “as-is” condition. Notwithstanding the foregoing, but subject to the terms of this Tenant Work Letter, Landlord shall (i) perform the work set forth on Schedule 1, attached hereto, (ii) install one (1) Building standard dishwasher in the Premises, and (iii) install one (1) Building standard garbage disposal in the Premises (collectively the “Tenant Improvements”). The Tenant Improvements shall be completed by Landlord in accordance with Building standards. Tenant shall have no right to modify or alter the Tenant Improvements.

2.             Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs or installs the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction or installation of, the Tenant Improvements.

3.             Ready for Occupancy. The Premises shall be considered “Ready for Occupancy” upon the substantial completion by Landlord of the Tenant Improvements. For purposes of this Lease, “substantial completion” of the Tenant Improvements shall occur upon the completion of the Tenant Improvements, with the exception of any punchlist or other items which do not prevent or materially adversely affect Tenant’s use or occupancy of the Premises. In the event that the acts or omissions of Tenant shall delay the substantial completion of the Tenant Improvements, then the Premises shall be deemed to be Ready for Occupancy as of the date the same would have occurred but for such act or omission of Tenant.

4.             Tenant’s Entry Into the Premises Prior to substantial completion. Provided that Tenant and its agents do not interfere with Landlord’s work in the Building and the Premises, Landlord shall allow Tenant access to the Premises at least two (2) weeks prior to the substantial completion of the Tenant Improvements in the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5, Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.

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SCHEDULE I V!..l VoSS DOOR 0 REJ..OCll. E t.IIU.\IiORK. OR ADJUST EXISTN3 OOLtlC FER tat. \::../ RRCHIT€CT5 Sell FrcllCIICO. CA SCHEDULE 1 707207 041WJ A 2ll HAI}18TilQYf -I-371700-00001/4-5-13/sb/sb (Cl Cunsu1ting Limited Liability Company] KEY NOTES 0MER OOIL!liNG !)TAN1/,o!,RO STNN Clltl!:'lE OO()fl,F!Wo!E.AND HA@ ADJ'JST (lPOJ AREA LIIITINI,l. @ !-lEW &lllOING STAAQA!ID GI.J\Zit WTTH OR\'WA!l 'ro OCCK ASM.0 AOO .ALT. INS!All A CI.J>SS: 0000 @ tEA() El(!STJt(;Ott17:\ II*STAI.l 9llll.Ofife ST,-NI.WiD r;;\. I All SUUllNG :2. CEIUG GRil_:lnLE AND LIGHT FIXWRES rrJr n Optton 1 O&Olll ...-r-oo nicholsbooth

SCHEDULE 1

KEY NOTES
1 NEW BUILDING STANDARD STAIN GRADE DOOR, FRAME, AND HARDWARE.
2 NEW BUILDING STANDARD GLAZING, WITH DRYWALL TO DECK ABOVE.
3 DEMO EXISTING CONSTRUCTION.
4 RELOCATE MILLWORK.
5 INSTALL BUILDING STANDARD 2X2 CEILING GRID/TILE AND LIGHT FIXTURES OR ADJUST EXISTING CEILING PER NEW.
6 ADJUST OPEN AREA LIGHTING.
7 ADD ALT. INSTALL A GLASS DOOR
8 INSTALL BUILDING STANDARD GLASS DOOR
Spec Suite 1580; Option 1
221 Main Street
San Francisco, CA
221 Main Street
Suite 525
San Francisco
California
94105
nicholsbooth
ARCHITECTS

-1-

EXHIBIT C

221 MAIN STREET

NOTICE OF LEASE TERM DATES

To:

Re:                             Office Lease dated              , 20      between        , a                   (“Landlord”), and                       , a                   (“Tenant”) concerning Suite         on floor(s)             of the office building located at 221 Main Street, San Francisco, California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                      The Lease Term shall commence on or has commenced on            for a term of             ending on        .

2.                                      Rent commenced to accrue on           , in the amount of                   .

3.                                      If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                      Your rent checks should be made payable to                  at           .

5.                                      The exact number of rentable square feet within the Premises is                     square feet.

6.                                      Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is               %.

“Landlord”:

,
a

By:

Its:

1

Agreed to and Accepted as
of , 200 .

“Tenant”:

a

By:

Its:

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EXHIBIT D

221 MAIN STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the downtown San Francisco, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                      No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.                                      No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

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7.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.                                      Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.                               Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12.                               Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.                               Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.                               Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.                               No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.                               The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17.                               Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.                               Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for

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any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.                               Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.                               Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.                               Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.                               No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24.                               The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.                               Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26.                               Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27.                               Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28.                               All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

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29.                               Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.                               No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT E

221 MAIN STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                   , 20     by and between                     as Landlord, and the undersigned as Tenant, for Premises on the                    floor(s) of the office building located at 221 Main Street, San Francisco, California, certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                   , and the Lease Term expires on                  , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on                        .

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.             Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                . The current monthly installment of Base Rent is $                    .

8.             All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10.          As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

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11.          If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.          There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.          Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.          To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                       on the             day of                 , 20        .

“Tenant”:

,
a

By:
Its:

By:
Its:

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FIRST AMENDMENT TO LEASE

(221 Main, San Francisco, California:
CRA International, Inc.)

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of July 21, 2017, by and between COLUMBIA REIT — 221 MAIN, LLC, a Delaware limited liability company (“Landlord”), and CRA INTERNATIONAL, INC., a Massachusetts corporation (“Tenant”).

RECITALS:

A.                                    Landlord, as successor of 221 Main Property Owner LLC, a Delaware limited liability company, and C1 Consulting Limited Liability Company, a New Jersey limited liability company (“Original Tenant”) entered into that certain Office Lease dated as of April 2, 2013 (the “Lease”), respecting certain office space located in the office building located at, and commonly known as, 221 Main Street, San Francisco, California (the “Building”) which contains approximately 387,943 rentable square feet of space.

B.                                    Pursuant to the Assignment of Lease with an effective date of January 31, 2017, Original Tenant assigned and Tenant assumed all of the obligations under the Lease arising from or after January 31, 2017.

C.                                    Pursuant to the terms of the Lease, Tenant is currently leasing from Landlord approximately 2,694 rentable square feet of space located on the fifteenth (15th) floor of the Building and commonly known as Suite 1580, as further set forth in Exhibit A to the Lease (the “Existing Premises”).  The Lease Term for the Existing Premises is currently scheduled to expire on August 31, 2018 (the “Existing Premises Termination Date”).

D.                                    The parties desire to relocate Tenant within the Building from the Premises to new premises containing approximately 11,900 square feet of rentable space located on the sixteenth (16th) floor of the Building, as more particularly designated as Suite 1650 and shown as the unshaded area on the floor plan of the sixteenth (16th) floor of the Building attached hereto as Exhibit A (the “New Premises”).

E.                                     Landlord and Tenant now desire to amend the Lease as more particularly set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.                                      Interpretation.  Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease, provided however, that in the case of any conflict, uncertainty or ambiguity that may arise when interpreting the provisions of the Lease and the

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provisions set forth in this Amendment, the provisions of this Amendment shall be controlling for the purpose of resolving any such conflict, uncertainty or ambiguity.

2.                                      New Premises Commencement Date.  The “New Premises Commencement Date” shall be later to occur of (a) September 1, 2017, and (b) the date on which Landlord delivers the New Premises to Tenant with Landlord’s Work (as defined in the Work Agreement (the “Work Agreement”) attached hereto as Exhibit B) Substantially Completed (as defined in the Work Agreement).  Landlord shall use commercially reasonable efforts to promptly inform Tenant of any material change in the schedule to Substantially Complete Landlord’s Work which will impact the Anticipated New Premises Commencement Date (as defined below in this Section 2) to permit Tenant to prepare for the relocation to the New Premises.  Upon the New Premises Commencement Date, the following defined terms in the Lease shall change as follows:  (i) the “Premises” shall become the New Premises, and (ii) “Tenant’s Share” shall be 3.07%.  Tenant’s Share for the New Premises is based on the rentable square footage of the New Premises and the Building set forth in the Recitals to this Amendment, which have been determined on a consistent basis using a modified BOMA ANSI-Z65.1-2010.  Landlord and Tenant have agreed to use the rentable square footage numbers set forth in the Recitals to this Amendment as the basis of calculating the rent due under this Amendment and Tenant’s Share for the initial Lease Term.  The rent due under this Lease and Tenant’s Share shall not be subject to revision if the actual rentable square footages are more or less than as stated in this Amendment, except as expressly provided elsewhere in this Lease (for example, in the event of an expansion of the Premises as described in Section 14).  No representation or warranty of any kind, express or implied, is given to Tenant with respect to the square footage of the New Premises or the Building.  The parties anticipate that the New Premises Commencement Date will occur on or about October 1, 2017 (the “Anticipated New Premises Commencement Date”) and Landlord shall use its commercially reasonable efforts to Substantially Complete Landlord’s Work and deliver the New Premises to Tenant on or before such anticipated New Premises Commencement Date.

3.                                      Delivery of New Premises.  Landlord shall deliver the New Premises to Tenant with Landlord’s Work Substantially Complete and with all building systems and subsystems serving the New Premises, the structural elements of the New Premises and the foundation of the Building in good condition, working order and repair.  It is presently anticipated that the New Premises will be delivered to Tenant on or about the Anticipated New Premises Commencement Date; provided, however, that if Landlord does not deliver possession of the New Premises by such date, Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable, as a result thereof.

4.                                      Early Entry to New Premises.  “Move In Period” shall mean the period commencing on or before the fourteenth (14th) day prior to the New Premises Commencement Date and continuing through the day before the New Premises Commencement Date, and also including, but with respect to Tenant’s installation of cabling only, those additional periods prior to the New Premises Commencement Date for the New Premises, if any, of a duration and at a time as Landlord shall reasonably determine to be appropriate, for Tenant to install cabling into the New Premises considering the timing and schedule of all construction activities with respect

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thereto.  Tenant shall have the right to install in the New Premises, during the Move In Period only, Tenant’s cabling and other furniture, furnishings, inventory, equipment, or trade fixtures, subject to all applicable terms and conditions of this Lease.  At Tenant’s request from time to time Landlord will inform Tenant of Landlord’s good faith determination of the projected New Premises Commencement Date.  Neither Tenant nor any Tenant Parties shall enter the Premises during those times that Landlord determines such entry will unreasonably interfere with activities of Landlord or Landlord’s contractors, and, in such event, Landlord shall notify Tenant of specific times during which Tenant may make such entry.  Any and all activity by Tenant or any Tenant Parties prior to the New Premises Commencement Date shall be coordinated with Landlord and its general contractor to ensure that such activity does not interfere with any other work.  If Landlord reasonably determines that any such interference is occurring, then Landlord shall have the right to require the removal of  the offending party from the New Premises (with Tenant having no right to assert that the New Premises Commencement Date or Tenant’s other obligations are affected thereby).  During the Move In Period, neither Tenant nor any Tenant Parties shall unreasonably delay or otherwise inhibit work being performed by Landlord or Landlord’s contractors.  Notwithstanding anything in this Lease to the contrary:  (a) Landlord shall have no responsibility with respect to any items placed in the New Premises by Tenant or any Tenant Parties prior to the New Premises Commencement Date; and (b) all of the provisions of this Lease (including all insurance, indemnity and utility provisions (except, with respect to utility consumption during the Move-In Period, Tenant shall only be responsible for excess utilities or utilities used outside of Building Hours)) shall apply during the Move In Period, except that during such period (i) Tenant shall not be obligated to pay Base Rent or Tenant’s Share of Direct Expenses, and (ii) Landlord shall not be obligated to provide any utility, service or other item in excess of those customarily provided to or for the benefit of a premises in order for Landlord to perform its building standard initial improvement work thereto.

5.                                      Term for New Premises.  The term (the “New Premises Term”) for the New Premises shall commence on the New Premises Commencement Date and shall expire at 11:59 p.m. (local time at the Building) on the last day of the eighth (8th) Lease Year, subject to the extension option in Section 15 hereof.  If the New Premises Commencement Date is not the first day of a month, then the New Premises Term shall be the period set forth in the previous sentence plus the partial month in which the New Premises Commencement Date occurs.  Upon the New Premises Commencement Date, the defined terms “Lease Term” shall include the New Premises Term and the “Lease Expiration Date” shall mean the last day of the New Premises Term.  As used herein “Lease Year 1” shall commence on the New Premises Commencement Date and end on the day before the 1st anniversary of the New Premises Commencement Date; provided, however, that if the New Premises Commencement Date is not the first day of a month, Lease Year 1 shall be a period set forth above plus the partial month in which the New Premises Commencement Date has occurred.  Each subsequently Lease Year shall be consecutive twelve (12) month periods thereafter.

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6.                                      Base Rent.  Tenant shall pay the following Base Rent for the New Premises with Lease Year 1 commencing on the New Premises Commencement Date:

Lease Year	Percentage Increase in Base Rent	Annual Base Rent Per Square Foot*	Annual Installment*	Monthly Installment

1		**$78.00	**$928,200.00	***$77,350.00
2	3.00%	$80.34	$956,046.00	***$79,670.50
3	3.00%	$82.75	$984,725.00	$82,060.42
4	3.00%	$85.23	$1,014,237.00	$84,519.75
5	3.00%	$87.79	$1,044,701.00	$87,058.42
6	3.00%	$90.42	$1,075,998.00	$89,666.50
7	3.00%	$93.13	$1,108,247.00	$92,353.92
8	3.00%	$95.92	$1,141,448.00	$95,120.67

*Based on twelve (12) full calendar months.

**During the first six (6) months of the first Lease Year during the New Premises Term (the “Abatement Period”), the Base Rent shall be abated; provided, that no default after the applicable notice and cure period set forth in Section 19.1 of the Lease (an “Event of Default”) exists during such Abatement Period.  If Tenant cures such Event of Default during the Abatement Period, then following such cure Tenant’s Base Rent shall continue to be abated as of the date of such cure; provided, however, that Tenant shall not be entitled to extend the Abatement Period for the period of time that Tenant was in default hereunder and shall not be entitled to recoup any portion of Base Rent attributable to the period of time that such Event of Default was continuing.  The amounts in the above chart display the annualized and monthly rents due without accounting for the six (6) months of Base Rent abatement.

***Notwithstanding anything to the contrary, for the period beginning on the New Premises Commencement Date through the Existing Premises Termination Date the Base Rent payable by Tenant shall be the sum of the applicable Existing Base Rent (as defined by the chart below) and the applicable Remainder Base Rent (as defined by the chart below).  The amounts in the below charts display the annualized and monthly rents due without accounting for the six (6) months of Base Rent abatement.

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Existing Base Rent: Tenant shall pay Existing Base Rent for 2,694 rentable square feet in the New Premises in accordance with the following:

Period	Annual Base Rent Per Square Foot	Annual Installment	Monthly Installment
New Premises Commencement Date – 6/30/2018	$61.90	$166,758.60	$13,896.55
7/1/2018 – 8/31/2018	$63.76	N/A	$14,314.12

Remainder Base Rent: Tenant shall pay the following Remainder Base Rent for 9,206 rentable square feet in the New Premises:

Lease Year	Percentage Increase in Base Rent	Annual Base Rent Per Square Foot	Annual Installment	Monthly Installment
New Premises Commencement Date — End of the 12th month after New Premises Commencement Date		$78.00	$718,068.00	$59,839.00

13 month after New Premises Commencement Date — End of 24th month after New Premises Commencement Date	3.00%	$80.34	$739,610.04	$61,634.17

7.                                      Base Year.  The Base Year for calculating Tenant’s Share of Direct Expenses for the New Premises shall be the calendar year 2018.

8.                                      Tenant Improvements.  Landlord shall perform Landlord’s Work on the Premises in accordance with the Work Agreement; provided that, Landlord shall only be required to provide One Hundred Dollars ($100.00) per square foot of the New Premises towards Landlord’s

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Work for a maximum liability of One Million One Hundred Ninety Thousand Dollars ($1,190,000.00) (the “Allowance”) and Tenant shall be responsible for all costs of Landlord’s Work in excess of the Allowance as provided in the Work Agreement.

9.                                      Compliance with Law.  Landlord shall be responsible for delivering the New Premises to Tenant in compliance with all applicable laws, including, without limitation, the Americans With Disabilities Act.  In addition, Landlord at its expense (subject to reimbursement pursuant to Article 4 of the Lease, if and to the extent permitted thereby) shall comply with all applicable laws to the extent the same apply directly to the Common Areas of the Building; provided that, if Tenant’s use of the New Premises (other than for general office use) or Alterations in the New Premises trigger a compliance with law issue in the Common Area, then Tenant shall be required to reimburse Landlord for the cost of any work Landlord is required to perform in the Common Area in order to remedy such compliance issue.   Except as provided in this Section 9, the Lease shall control the parties’ obligations regarding compliance with applicable laws.

10.                               Landlord’s Recapture Right.  With regards to the New Premises, Landlord’s recapture right in Section 14.4 of the Lease shall be limited to Transfers when over fifty percent (50%) of the New Premises is being transferred.

11.                               Access and Services.

(a)                                 Current Cost of After-Hours Fan and HVAC.  As of the date of this Amendment, the current cost for the New Premises of after-hours ventilation for fan only is Fifty Dollars ($50.00) per hour and the current cost for after-hours air conditioning is One Hundred Thirty ($130) per hour.  If Tenant wishes to obtain any after-hour fan or air conditioning, Tenant should request such after-hour usage at least forty-eight (48) hours in advance.

(b)                                 Access.  Tenant shall have access to the Building and Premises 24 hours a day, 7 days a week, 365 days a year.

(c)                                  Security.  Landlord currently contracts with a third-party security provider to provide security to the Building 24 hours a day, 7 days a week, with a loading dock security guard from 8:00 am to 5:00 pm on business days.  The Building currently has CCTV cameras which are monitored by the third-party security provided for the Building and card access systems assist in providing security for the Building.  Landlord shall have the right at any time to modify the type and level of security being provided to the Building.  Tenant acknowledges that Landlord is not assuming any liability pursuant to this Section 11(c) relating to the safety of Tenant’s employees, guests or personal property and the assumption of liability in Section 10.1 of the Lease shall continue to govern the liability of the parties.

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12.                               Signage for New Premises.  Upon the New Premises Commencement Date, Tenant shall be allowed and provided signage for the New Premises in accordance with Article 23 of the Lease.

13.                               Increase in Security Deposit.  Landlord is currently holding a Security Deposit in the amount of Twelve Thousand Three Hundred Forty-Seven and 50/100 Dollars ($12,347.50) under Article 21 of the Lease as security for Tenant’s obligations relating to the Lease.  The Security Deposit shall be increased to Eighty-Five Thousand Dollars ($85,000.00) (the “Increased Security Deposit Amount”) and within ten (10) business days of date of this Amendment, Tenant shall provide additional funds in order to increase the cash Security Deposit to the Increased Security Deposit Amount.  At Tenant’s option, Tenant shall deliver to Landlord a clean, unconditional, irrevocable letter of credit (the “Letter of Credit”) in lieu of the cash in the amount of the Increased Security Deposit Amount and upon receipt of the Letter of Credit, Landlord shall return any cash Security Deposit then held under the Lease.  After Tenant makes its initial election to provide cash or the Letter of Credit in the Increased Security Deposit Amount, Tenant shall have no further right to change the form of security provided for in this Section 13.  The Letter of Credit shall be:  (a) in form and substance satisfactory to Landlord in its reasonable discretion (with the following criteria at a minimum); (b) at all times in the stated face amount of not less than the Increased Security Deposit Amount, and shall on its face state that multiple and partial draws are permitted; (c) issued by a commercial bank acceptable to Landlord from time to time; (d) expressly transferable and assignable one or more times at no charge to Landlord; (e) payable at sight upon presentment of a sight draft stating only that Landlord is permitted to draw on the Letter of Credit under the terms of the Lease and setting forth the amount that Landlord is drawing, which drawing shall also be permitted via facsimile or email; (f) of a term not less than one year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one year periods, unless the issuer notifies Landlord in writing, at least thirty (30) days prior to the expiration date thereof, that such issuer has elected not to renew the Letter of Credit (which will thereafter entitle Landlord to draw on the Letter of Credit); and (g) at least thirty (30) days prior to the then current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or (2) replaced by Tenant with cash, or another Letter of Credit meeting the requirements of this Section, in the full amount of the Increased Security Deposit Amount.  Within five (5) business days after Tenant becomes aware of any partial draw on the Letter of Credit by Landlord, Tenant shall provide Landlord with an amendment to the original Letter of Credit or a new Letter of Credit meeting the requirements of this Section 13 which amendment or new Letter of Credit results in Landlord once again holding Letter of Credit(s) in the full Security Deposit Amount, and in the event Landlord does not receive such amendment or new Letter of Credit reinstating the full Security Deposit Amount, Landlord shall have the right, but not the obligation, to immediately draw on the remainder of the Letter of Credit and apply the proceeds to a cash security deposit pursuant this Section 13 and Article 21 of the Lease (it being understood that the total security deposit on hand, whether in cash or Letter of Credit form, shall at all times be not less than the total Increased Security Deposit Amount as so defined).  Tenant shall cooperate with Landlord to effect any modifications, transfers or replacements of the Letter of Credit requested by Landlord in order to

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assure that Landlord is at all times fully secured by a valid Letter of Credit that may be drawn upon by Landlord, its successors and assigns.  Notwithstanding anything in this Lease to the contrary, any cure or grace period provided in connection with an Event of Default shall not apply to any of the foregoing requirements of the Letter of Credit, and, specifically, if any of the aforesaid requirements are not complied with timely, then an immediate Event of Default shall occur and Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and apply the proceeds to the security deposit.  Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least A-2 (or equivalent) by Moody’s Investor Service, Inc., or at least P-2 (or equivalent) by Standard & Poor’s Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion.  If the issuer’s credit rating is reduced below A-2 (or equivalent) by Moody’s Investors Service, Inc. or below P-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute Letter of Credit within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant.  In the event the issuer of any Letter of Credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period).  Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.  Landlord hereby approves Citizens Bank as an issuer of the Letter of Credit; provided that all times Citizens Bank maintains a branch in New York able to process draw requests under the Letter of Credit or that Citizens Bank allows for draw requests to be permitted via facsimile or email by Landlord.

14.                               Right of First Offer on Suites 1600 and 1630.  Subject to any existing rights identified on Exhibit C attached hereto held by tenants in the Building as of the date of this Amendment, during the Lease Term, Tenant shall have a one-time right of first offer (“ROFO Right”) with respect to any space that becomes available on the sixteenth (16th) floor of the Building from time to time (the “Reserved Area”), subject to and in accordance with the terms and conditions of this Section 14.  The lease term for the Reserved Area pursuant to Tenant’s exercise of such ROFO Right shall commence only following the expiration or earlier termination of any existing lease pertaining to the Reserved Area (collectively, the “Superior Leases”), including any renewal or extension of any such Superior Lease (but only for such Superior Leases that provide the tenant of such leases with an express written provision to extend the term), whether or not such renewal or extension is pursuant to such express written provision

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in such Superior Lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease.  Landlord shall only be required to offer space within the Reserved Area once to Tenant pursuant to this Section 14, but any remaining unoffered space within the Reserved Area shall remain subject to Tenant’s rights under this Section 14.

(a)                                 Procedure for Offer.  During the Lease Term, Tenant will notify Landlord that it wishes to expand the New Premises.  Within fifteen (15) business days after receipt of Tenant’s notice, Landlord shall promptly deliver to Tenant written notice (the “ROFO Notice”) if any portion of the Reserved Area will become or is expected to become available for lease to third parties from time to time, except Landlord shall only be required to provide one ROFO Notice with regards to each portion of the Reserved Area.  The ROFO Notice shall describe the space so offered to Tenant, including the rentable square feet thereof (the “ROFO Space”) and shall set forth all of Landlord’s proposed terms and conditions (including economic terms, which economic terms shall be consistent with Market Rent (as hereinafter defined)) applicable to Tenant’s lease of such space (collectively, the “ROFO Terms”), except if the ROFO Space becomes available prior to the first (1st) anniversary of the New Premises Commencement Date, then the ROFO Terms shall be the same as those for the New Premises set forth in this Amendment.

(b)                                 Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s ROFO Right with respect to the ROFO Space described in the ROFO Notice, then within ten (10) Business Days after receipt of the ROFO Notice by Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its ROFO Right with respect to the entire ROFO Space described in the ROFO Notice and on the ROFO Terms contained therein.  If Tenant does not exercise its ROFO Right within the ten (10) Business Day period (on all of the ROFO Terms), then Landlord shall be free to lease the space described in the ROFO Notice to anyone to whom Landlord desires and Tenant’s ROFO Right shall thereupon automatically terminate and Tenant shall have no further rights under this Section 14.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its ROFO Right, if at all, with respect to all of the space comprising the ROFO Space offered by Landlord to Tenant in a ROFO Notice, and Tenant may not elect to lease only a portion thereof or object to any of the ROFO Terms.

(c)                                  Construction of the ROFO Space.  Except as otherwise provided in the ROFO Terms, Tenant shall take the ROFO Space in its “AS-IS” condition, and Tenant shall be entitled to construct improvements in the ROFO Space in accordance with and subject to the provisions of Article 8 of the Lease.

(d)                                 Lease of the ROFO Space.  If Tenant timely exercises Tenant’s right to lease the ROFO Space as set forth herein, Landlord and Tenant shall

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execute an amendment adding such ROFO Space to the New Premises under this Lease (as amended by this Amendment) upon the ROFO Terms set forth in Landlord’s ROFO Notice, and upon the same non-economic terms and conditions as applicable to the New Premises (the “ROFO Amendment”).  The lease term for the ROFO Space shall, unless otherwise provided in the ROFO Notice as part of the ROFO Terms, expire conterminously with the Lease Term for the New Premises.

(e)                                  No Events of Defaults.  The rights contained in this Section 14 shall be personal to CRA International, Inc. or an affiliate of CRA International, Inc. that the Lease is assigned to under Section 14.8 of the Lease (a “CRA “Affiliate”) or any successor to CRA International, Inc. by merger or acquisition which becomes Tenant under this Lease in accordance with the requirements of Section 14 of this Lease (a “CRA Successor”), and may only be exercised by CRA International, Inc. or any such CRA Affiliate or CRA Successor (and not any other assignee, sublessee or other transferee of CRA International, Inc.’s interest in the Lease) if CRA International, Inc. or any CRA Affiliate or CRA Successor occupies the entire Premises as of the date Tenant exercises the ROFO Right.  In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in the Lease, at law and/or in equity, Tenant shall not have the right to lease the ROFO Space as provided in this Section 14 if, as of the date of the ROFO Notice, or, at Landlord’s option, as of the scheduled date of delivery of such ROFO Space to Tenant, an uncured Event of Default exists under the Lease.

15.                               Option to Extend.

(a)                                 If Tenant expands the New Premises and is leasing the entire sixteenth (16th) floor of the Building, then subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant one (1) option to extend the Lease Term, for a period of five (5) years (the “Renewal Period”) after the expiration of the initial Lease Term.  The Renewal Period, if any, shall commence on the day after the Lease Expiration Date and end on the fifth (5th) anniversary of such Lease Expiration Date.  The option shall be exercisable by written notice (the “Renewal Notice”) from Tenant to Landlord given not earlier than eighteen (18) months or later than twelve (12) months prior to the end of the Lease Term as then in effect.  If an option is not so exercised, said option shall thereupon expire.  Tenant may only exercise an option, and an exercise thereof shall only be effective, if (i) at the time of Tenant’s exercise of said option and, at Landlord’s option, at the commencement of the Renewal Period, this Lease is in full force and effect and Tenant is not in monetary default under this Lease beyond any applicable notice and cure period, and (ii) inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease and a CRA Affiliate and CRA Successor, Tenant has not assigned this Lease or sublet more than thirty percent (30%) of the Premises on a square footage basis other than to a CRA Affiliate or CRA Successor at the time of Tenant’s exercise of such option and, at Landlord’s

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option, at the commencement of the Renewal Period.  Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise said option and, at the option of Landlord, no exercise of said option by the original Tenant named herein shall be effective, in the event said Tenant assigns this Lease or subleases all or more than thirty percent (30%) of the Premises prior to the Lease Expiration Date other than to a CRA Affiliate or CRA Successor.

(b)                                 The Base Rent payable during the Renewal Period shall be equal to the Market Rent (as hereinafter defined) as of the commencement of the Renewal Term.  “Market Rent” shall mean the base rent at which tenants are leasing Class A office buildings in San Francisco, California, vacant non-sublease, non-encumbered, non-equity space, for a comparable lease term and otherwise upon the terms applicable to the lease of the Premises under this Lease, in an arm’s length transaction involving buildings which are comparable to the Building in terms of quality, age, and existing build-out, with tenants which are comparable to Tenant in terms of size, credit quality and stature.  Landlord shall give Tenant written notice of the Market Rent, including yearly escalations, within thirty (30) days following written request by Tenant but not earlier than twelve (12) months prior to the commencement of the Renewal Period.  If Tenant disagrees with Landlord’s determination of the Market Rent, Tenant shall notify Landlord of such disagreement within ten (10) days after receipt of Landlord’s determination of the Market Rent.  If Tenant fails to so notify Landlord of Tenant’s disagreement within the required time period, Landlord’s determination of the Market Rent shall be binding on Tenant.  If Tenant so notifies Landlord that Landlord’s determination of the Market Rent is not acceptable to Tenant, Landlord and Tenant shall, during the fifteen (15) day period after Tenant’s notice (the “Negotiation Period”), attempt to agree on the Market Rent.  If Landlord and Tenant are unable to agree, the Market Rate shall be determined by binding arbitration as follows:

(i)                                     Landlord and Tenant each shall appoint a real estate appraiser who has been active over the ten (10) year period ending in the date of the appointment in the leasing of similar buildings in San Francisco, California and shall be a member in good standing of the Appraisal Institute (or successor organization) with the designation “MAI” (the “Appraiser Qualifications”)  Within twenty (20) business days after their appointment, such appraisers shall complete their appraisals of the Market Rent for the Renewal Period and submit their appraisal reports to Landlord and Tenant.  If the fair market monthly Market Rent established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling.

(ii)                                  If said estimate of Market Rent varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who

11

meets the Appraiser Qualifications.  Such third appraiser shall, within twenty (20) business days after his or her appointment, determine whether the Market Rent determined by Landlord’s appraiser or Tenant’s appraiser for the Premises is the closest to the actual Market Rent for the Premises for the Renewal Period.  Whichever of the original appraisals is determined by the third arbitrator to be closest to such actual Market Rent shall be the Market Rent for the Premises for the Renewal Period.

(iii)                               If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling.  If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the Appraisal Institute, which shall appoint a member of said institute willing to serve as appraiser.  Each party shall pay the cost of their own appraiser and the cost of the third appraiser shall be borne equally by Landlord and Tenant.  The decision of the appraisers shall be final and binding upon Landlord and Tenant.

(c)                                  If Tenant has validly exercised the option to extend the Lease Term, within thirty (30) days after the Market Rent is determined, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Renewal Period, as determined in accordance herewith.  Tenant’s failure to timely execute such amendment shall not negate the irrevocable nature of Tenant’s exercise of its option.

(d)                                 Tenant shall not have any option to extend the terms of this Lease beyond the expiration of the Renewal Period.  The Renewal Period shall be on the same terms and conditions set forth herein, except that (i) no concessions, abatements or allowances granted with respect to the initial Lease Term, if any, shall be applicable to the Renewal Period, (ii) Base Rent shall be equal to the Market Rent, determined as set forth above, and (iii) Tenant shall not have any right to renew or extend the Lease Term after the end of the Renewal Period.

16.                               Terrace.  Tenant shall have the right to use, on a non-exclusive basis and in common with others, the furnished terrace on the fourth (4th) floor of the Building (the “Terrace”) subject to Tenant abiding by such rules and regulations as Landlord shall from time to time impose, which Terrace shall, for purposes of this Lease, be deemed to be Common Areas.  Landlord shall provide to Tenant free access to wireless internet on the Terrace.  Tenant may use the Terrace after hours subject to approval from the Landlord and may be charged a fee in connection with such use.

12

(a)                                 The Terrace shall be used by Tenant in a manner consistent with a first-class office project containing terraces, on the terms and conditions set forth herein.  Tenant shall not make any improvements or alterations to the Terrace, nor shall Tenant be permitted to install or place on the Terrace any furniture, fixtures, plants or other items of any kind whatsoever.  Tenant shall not be permitted to display any graphics, signs or insignias or similar such items on the Terrace. Landlord shall have the right to temporarily close, or limit access to, the Terrace from time to time in connection with Terrace or Building repairs and/or for other reasonable purposes.

(b)                                 Tenant acknowledges and agrees that (i) Tenant shall be responsible for supervising and controlling access to the Terrace by Tenant’s employees, officers, directors, shareholders, agents, representatives, contractors and/or invitees (the “Terrace Users”); (ii) Landlord is not responsible for supervising and controlling access to the Terrace; and (iii) Tenant assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the Terrace by Tenant’s Terrace Users, and Tenant releases and discharges Landlord from and against any such losses, claim, damage or liability.  Tenant further agrees to indemnify, defend and hold Landlord and Landlord’s Representatives harmless from and against any and all losses and claims relating to or arising out of the use or misuse of the Terrace by Tenant or Tenant’s Terrace Users.

(c)                                  Tenant further acknowledges and agrees that other tenants’ Terrace Users may or shall have access to the Terrace and that Landlord shall have no liability or responsibility to monitor the use, or manner of use, thereof by Tenant’s or any other tenants’ Terrace Users.  Notwithstanding the foregoing, Tenant shall at all times cooperate on a commercially reasonable basis with any other Terrace Users in order to avoid conflict with such users.

17.                               Conference Center and Tenant Lounge.  Tenant shall have access to the building conference center and tenant lounge on the fourth (4th) floor of the Building (the “Conference Center and Tenant Lounge”) subject to such rules and regulations as Landlord shall from time to time impose.  Access to the Conference Center and Tenant Lounge is subject to Landlord’s sole and absolute approval and such approved access shall be limited to Building tenants exclusively.  Tenant may reserve the conference room through the building management office and, Tenant may be charged a fee in connection with use of the Conference Center and Tenant Lounge.  Tenant acknowledges and agrees that other tenants may or shall have access to the Conference Center and Tenant Lounge and that Landlord shall have no liability or responsibility to monitor the use, or manner of use, thereof by Tenant or any other tenants.  Notwithstanding the foregoing, Tenant shall at all times cooperate on a commercially reasonable basis with any other tenants using the Conference Center and Tenant Lounge in order to avoid conflict with such users.

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18.                               ACM.  Tenant acknowledges and agrees that (a) the Project was constructed at a time when asbestos was commonly used in construction, (b) asbestos and asbestos-containing materials (collectively, “ACM”) may be present at the Project, and (c) airborne asbestos fibers may be released and result in a potential health hazard if proper ACM containment, remediation and abatement procedures are not observed.  Except as otherwise provided in the Lease and the Work Agreement, Tenant shall be solely responsible for all costs related to ACM that arise in connection with Tenant’s occupancy, use, modification, alteration or improvement of the then Premises under this Lease.  In connection with any modifications, alterations or improvements contemplated to be performed by Tenant in the Premises, Tenant (including its contractors and other agents) shall consult with Landlord and Landlord’s asbestos consultant concerning appropriate procedures to be followed in connection with ACM prior to performing any such work in the Premises.  All such work shall be subject to the terms of Article 8 of the Lease.  During the performance of any such work, Tenant (including its contractors and other agents) shall comply with all applicable laws, rules, regulations and other governmental requirements, as well as all directives of Landlord and Landlord’s asbestos consultant, relating to ACM.  Landlord’s consultant shall have the right but not the obligation to supervise and direct any ACM-related aspects of Tenant’s contemplated work in the Premises.  In connection with any such work that may affect ACM in the Premises or the Project, Landlord shall have the right at any time to cause Tenant to immediately stop such work if such work has not been approved in writing by Landlord or if such work has deviated from the plans previously approved by Landlord for such work.

19.                               Substitution of Other Premises.  Landlord agrees for purposes of Article 22 of the Lease that other space in the Building comparable to the Premises must be located on the 12th floor or above of the Building.

20.                               CASp.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Building nor the Existing Premises or the New Premises have undergone inspection by a Certified Access Specialist (“CASp”) (defined by California Civil Code Section 55.52).  Pursuant to California Civil Code Section 1938, Tenant is hereby notified that a CASp can inspect the then Premises under the Lease and determine whether the Premises complies with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of what then comprises Premises for the occupancy of the Tenant, if requested by Tenant.  Landlord and Tenant shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises then covered by the Lease.  If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties.  Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”).  Landlord and Tenant agree that any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report shall be the responsibility of the party expressly provided for in

14

the Lease, including, but not limited to Section 9 of this Amendment and Article 24 of the Lease.  Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

21.                               Surrender of Existing Premises.  Tenant shall surrender the Existing Premises to Landlord in accordance with the terms and conditions for surrender of the Existing Premises set forth in the Lease; provided, Tenant must surrender the Existing Premises to Landlord within five (5) days after the New Premises Commencement Date.  The date on which Tenant surrenders the Existing Premises to Landlord in accordance with the preceding sentence shall be referred to herein as the “Surrender Date for Existing Premises.”  Tenant’s obligation to pay rent with respect to the Existing Premises (including, without limitation, Base Rent and Tenant’s Share of Direct Expenses) shall cease upon the New Premises Commencement Date if Tenant surrenders the Existing Premises within five (5) days after the New Premises Commencement Date (and if Tenant does not surrender the Existing premises by such date, then Tenant shall pay Base Rent and Tenant’s Share of Direct Expenses on the Existing Premises from such date to the actual Surrender Date for the Existing Premises), except for any reconciliation of the actual Direct Expenses against the estimated payments made by Tenant for the period prior to the Surrender Date for the Existing Premises.

22.                               Parking.  Section 29.32 of the Lease is hereby amended and replaced in its entirety by the following:

29.32                 Parking.  During the Lease Term, Tenant and its employees, visitors and other invitees shall not be entitled to use any parking spaces in the parking facilities serving the Building (the “Parking Facilities”) unless Tenant and Landlord agree in writing that Tenant shall be allowed to use any parking spaces at Landlord’s monthly rate for such parking spaces (which as of the date of this Amendment is $425 per month per space). Tenant shall not use the Parking Facilities for the servicing or extended storage of vehicles.  Tenant shall not assign, sublet or transfer any permits hereunder, except in connection with any assignment or sublease permitted pursuant to Article 14 hereof where parking is provided for in the sublease or assignment.  Landlord reserves the right to institute either a Parking Facilities operator system, which may include self-park, attendant-park, valet or other parking arrangements, or to otherwise change the parking system.  Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Facilities or any other parking area and shall at all times abide by all rules and regulations governing the use of the Parking Facilities.  Tenant acknowledges that particular parking facilities, areas or spaces may designated for exclusive use by particular tenants, occupants, visitors or other users, either generally or at particular times, and Tenant shall comply with all such designations and cause its employees, visitors and other invitees to do the same.  Landlord reserves the right to close the Parking Facilities or any other parking area during periods of unusually inclement weather or for alterations, improvements or repairs.  Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property

15

in or about the Parking Facilities, or for any injury sustained by any person in or about the Parking Facilities.  Landlord shall not be liable to Tenant and this Lease shall not be affected if any parking rights hereunder are impaired by any Law imposed after the date of this Amendment.  Landlord reserves the right to determine whether the Parking Facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants.  It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the Parking Facilities or to any personal property located therein, or for any injury sustained by any person in or about the Parking Facilities.

23.                               Bicycle Parking.  Tenant shall have the right to bicycle parking in accordance with the current rules and regulations for the Building set forth on Exhibit D attached hereto.

24.                               Tenant’s Notice Address.  Tenant’s notice address for the Lease is:  CRA International, Inc., 200 Clarendon Street, Boston, MA 02116, Attention:  Maxine Jacobs.

25.                               Landlord Notice Address.  Landlord’s notice address for the Lease is:  Columbia REIT — 221 Main, LLC, c/o Columbia Property Trust, 650 California Street, Suite 200, San Francisco, California 94108, Attention:  Asset Manager of West Region.

26.                               Landlord Payment Address.  Payments to Landlord under the Lease should be sent as follows:

Via Mail
Columbia REIT — 221 Main, LLC
P.O. Box 101549
Pasadena, CA 91189-1549

Via Overnight Delivery
JPMorgan Chase
2710 Media Center Drive, Building 6, Suite# 120
Los Angeles, CA 90065
Attn:                    Columbia REIT — 221 Main, LLC

Via Wire
Bank Name — J.P. Morgan Chase
Bank Address — NY, NY 10004
ABA #021000021
Account Name — Columbia REIT — 221 Main, LLC
Account #- 595 195 210
REF:  221 Main

At Landlord’s option upon at least thirty (30) days written notice, Tenant shall make all payments by means of electronic transfer of funds or in such other manner as Landlord may from time to time specify in writing.

16

27.                               Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only Jones Lang LaSalle (“Landlord’s Broker”) that has acted as Landlord’s broker and Colton Commercial & Partners, Inc. (“Tenant’s Broker” and collectively, with Landlord’s Broker, as the “Brokers”) that has acted as Tenant’s broker on this Amendment.  Except for the Brokers, Landlord and Tenant know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay any commission due Landlord’s Broker pursuant to a separate agreement between Landlord’s Broker and Landlord.  Landlord shall pay a commission to Tenant’s Broker pursuant to a separate agreement with Tenant’s Broker and Landlord.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than Brokers, occurring by, through, or under the indemnifying party.

28.                               Ratification of Lease Terms.  Notwithstanding any term or provision of the Lease, the provisions of this Amendment shall amend, modify and supersede the terms of the Lease.  If there is any conflict between the Lease and this Amendment, this Amendment shall control.  All other non-conflicting terms, provisions, covenants and conditions of the Lease and all exhibits and addendum thereto shall continue in full force and effect and are hereby ratified by the parties hereto.

29.                               Entire Agreement.  This Amendment sets forth the entire understanding of the parties in connection with the subject matter hereof.  There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than those set forth in writing and signed by the parties.  Neither party hereto has relied upon any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this Amendment.

30.                               Binding Effect.  This Amendment shall be binding upon the parties and their respective successors and assigns.

31.                               Governing Law.  This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law provisions.

32.                               Authority.  Each of the individuals executing this Amendment on behalf of a party individually represents and warrants that he or she has been authorized to do so and has the power to bind the party for whom they are signing.  Landlord represents and warrants that no consent or approval of any third party is required for Landlord to enter into this Amendment under any agreement or instrument by which Landlord is bound.

17

33.                               Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures on Next Page]

18

IN WITNESS WHEREOF, this Amendment is made as of the day and year first above written.

LANDLORD:

COLUMBIA REIT- 221 MAIN, LLC,
a Delaware limited liability company

By:	COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership,
its sole member

By:	COLUMBIA PROPERTY TRUST INC.,
a Maryland corporation,
its general partner

	By:	/s/ David Dowdney
	Name:	David Dowdney
	Title:	SVP

TENANT:

CRA INTERNATIONAL, INC.,
a Massachusetts corporation

By:	/s/ Chad M. Holmes
Name:	Chad M. Holmes
Title:	CFO

19

EXHIBIT A FLOOR PLAN OF NEW PREJ:...ITSES NEW PREMISES • A-1

EXHIBIT A

FLOOR PLAN OF NEW PREMISES

NEW PREMISES

A-1

EXHIBIT B

WORK AGREEMENT

This Exhibit is attached to and made a part of that certain First Amendment to Lease (the “Amendment”) to which this Exhibit is attached.  Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Amendment and if not defined in the Amendment, then in the Lease.

1.             Tenant’s Authorized Representative.  Tenant designates Maxine Jacobs (“Tenant’s Authorized Representative”) as the person authorized to approve all budgets, plans, drawings and change orders pursuant to this Exhibit.  Landlord shall not be obligated to respond to or act upon any such item until such item has been approved in writing by Tenant’s Authorized Representative.

2.             Landlord’s Work.  Landlord, through its independent designated contractor, shall install in the New Premises those initial improvements specified in the Approved Space Plan and Final Construction Drawings including any work required to comply with any and all building codes and regulations governing such improvements (collectively with any subsequent modifications or additions, “Landlord’s Work”).  Landlord shall obtain competitive bids, solicited from at least three (3) general contractors to perform Landlord’s work and Landlord shall select the general contractor (the “General Contractor”) perform Landlord’s Work based on such competitive bids.  Landlord shall not be obligated to provide any improvements, and the New Premises shall be delivered containing no property of any kind, other than Landlord’s Work.  Tenant shall pay all costs and expenses (including a construction management fee in the amount of five percent (5%) of the total cost of the initial buildout), incurred in connection with Landlord’s Work to the extent such costs and expenses exceed an allowance (the “Allowance”) equal to One Hundred Dollars ($100.00) per square foot of the New Premises towards Landlord’s Work for a maximum Allowance of One Million One Hundred Ninety Thousand Dollars ($1,190,000.00).  Tenant shall pay fifty percent (50%) of Landlord’s reasonable estimate of those costs and expenses (if any) which exceed the Allowance on or before the tenth (10th) day after the date Landlord gives Tenant notice of Landlord’s contractor’s estimate of such expenses.  Tenant shall pay the remainder of such estimate within ten (10) days after Tenant’s receipt of a notice stating that Landlord’s Work are fifty percent (50%) complete, as reasonably determined by Landlord.  Tenant shall pay the remainder of the actual costs and expenses in excess of the Allowance when Landlord’s Work is substantially complete and Tenant receives a bill therefor along with reasonably satisfactory backup documentation evidencing such costs and expenses.  Tenant shall pay such bill, if any, within thirty (30) days after Tenant’s receipt thereof and such backup information.  All amounts payable pursuant to this Exhibit by Tenant shall be considered additional rent and are subject to the provisions of the Lease.

4.             Schedule.

(a)           Landlord and Tenant have approved the space plan attached hereto as Exhibit B-1 (the “Approved Space Plan”).

(b)           Based upon the Approved Space Plan, Landlord and Tenant have approved the complete architectural plans for Landlord’s Work attached hereto as Exhibit B-2 (the “Final Construction Drawings”).

(c)           Based upon the Final Construction Drawings, Landlord has provided Tenant with an estimate (the “Construction Pricing Proposal”) of the cost of all items in connection with the performance of Landlord’s Work pursuant to the Final Construction Drawings and Tenant has approved the Construction Pricing Proposal.  The Construction Pricing Proposal is attached hereto as Exhibit B-3.

5.             Approval.  Landlord’s approval of the Approved Space Plan and the Final Construction Drawings shall not constitute Landlord’s representation that such approved plans, drawings or changes comply with all Laws. Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant.

6.             Change Orders.  All additional expenses attributable to any change order requested by Tenant and approved by Landlord shall be payable by Tenant prior to the performance of the work contemplated by such change order.  If Landlord submits an estimate of the additional expenses attributable to a change order, then Tenant shall pay such estimated additional expenses prior to the performance of the work contemplated by such change order if the additional expenses result in the net cost of Landlord’s Work to exceed the Allowance.  If the actual additional expenses attributable to such change order exceed such estimated additional expenses, then Tenant shall pay the amount of such excess within thirty (30) days after Tenant’s receipt of a bill therefor.  If such estimated additional expenses exceed the actual additional expenses attributable to such change order, then the amount of such excess shall be credited against the first installment(s) of rent.

7.             Substantial Completion.  Except as provided in Paragraph 6(b), the New Premises shall be deemed to be ready for occupancy when all work and materials to be provided by Landlord pursuant to this Exhibit, have been substantially completed (except for items of work and adjustment of equipment and fixtures that can be completed after the New Premises are occupied without causing substantial interference with Tenant’s use of the New Premises (i.e., the “punch list” items)), as reasonably determined by Landlord’s architect in its professional judgment (“Substantial Completion” or “Substantially Completed”).  Architect shall provide a written certification of such Substantial Completion to Landlord and Tenant.

8.             Possession.  Tenant’s taking of possession of the New Premises shall constitute Tenant’s acknowledgment that the New Premises are in good condition and that all work and materials are satisfactory, except as to any defect or incomplete work relating to Landlord’s Work that is readily identifiable from a walkthrough of the New Premises and is described in a written notice given by Tenant to Landlord not later than the day Tenant takes possession of the New Premises.  The foregoing acceptance, however, shall not be deemed or construed as limiting any of Landlord’s representations or other obligations under the Lease.  Landlord will correct and complete those defects and incomplete items described in such notice, which Landlord confirms are in fact defects or incomplete items.  Tenant shall accompany Landlord to prepare the punch list on or before the date Tenant takes possession of the Premises.

Initials of:

Landlord:	DD

Tenant:	CMH

EXHIBIT B-1

TENANT’S SPACE PLAN

[SEE ATTACHED]

B-1-1

B-1-2

EXHIBIT B-2

FINAL CONSTRUCTION DRAWINGS

[SEE ATTACHED]

B-2-1

GENERAL NOTES

CAL-GREEN NOTES

PROJECT DESCRIPTION

SHEET INDEX

ABBREVIATIONS

CODE ANALYSIS

PROJECT TEAM

MOUNTING HEIGHTS

ARCHITECTURAL SYMBOLS

KEY PLAN

AREA OF WORK

LOCATION MAP

ASD | SKY

CHARLES RIVER ASSOCIATES

321 MAIN, STE. 1650

GENERAL PROJECT INFORMATION SHEET

A0.00

APPROVAL OF TECHNICAL INFEASIBILITY REQUEST

[illegible]

APPROVAL OF TECHNICAL INFEASIBILITY REQUEST

[illegible]

221 Main Street, SF, CA

OFFICE

[illegible]

221 Main St., SF, CA

[illegible]

ASD | SKY

CHARLES RIVER ASSOCIATES

221 MAIN, STE. 1050

CA CHECK LIST

A0.01

A
B
C
D
E
1
2
3
4
5

Occupancy Load			
Area Type	Area	Load Factor	Occupancy Load
[illegible] CONFERENCE	[illegible] SF	15	[illegible]
[illegible] OFFICE	[illegible] SF	100	[illegible]
[illegible] STORAGE	[illegible] SF	300	2
Tenant Floor Occupant Load	[illegible] SF		[illegible]

1 LEVEL 16 - EGRESS PLAN

ASD|SKY

CHARLES
RIVER
ASSOCIATES
221 MAIN, STE. 1650

EGRESS PLAN

A0.02

1 ELEVATOR N.T.S.
2 PATH OF TRAVEL N.T.S.
3 STAIRS, RAMPS, RAILINGS, SIGNAGE N.T.S.
4 WHEELCHAIR LIFT N.T.S.
5 PROTRUDING OBJECTS N.T.S.
6 DRINKING FOUNTAIN N.T.S.
7 TOILETS AND FACILITIES N.T.S.
8 ACCESSIBLE SHOWER STALL N.T.S.

ASD | SKY

CHARLES RIVER ASSOCIATES

201 MAIN. STE. 1600

DISABLED ACCESS STANDARDS (REFERENCE ONLY)

DA-REF

GENERAL REQUIREMENTS

[illegible]

ADMINISTRATIVE NOTES AND SUBMITTALS

[illegible]

GYPSUM WALL BOARD

[illegible]

GYPSUM WALL BOARD (CONT.)

[illegible]

GYPSUM WALL BOARD (CONT.)

[illegible]

FIRESTOPPING

[illegible]

HOLLOW METAL DOOR AND FRAMES

[illegible]

ASD | SKY

CHARLES
RIVER
ASSOCIATES
221 MAIN, STE. 1050

SPECIFICATIONS

A0.11

HOLLOW METAL DOOR AND FRAMES (CONT.)

[illegible]

WOOD DOORS

[illegible]

WOOD DOORS (CONT.)

[illegible]

FINISH HARDWARE

[illegible]

FINISH HARDWARE (CONT.)

[illegible]

ACOUSTICAL TILE CEILINGS

[illegible]

ASD | SKY

CHARLES RIVER ASSOCIATES

221 MAIN, STE. 1650

SPECIFICATIONS

A0.12

RESILIENT FLOORING TILE

CARPET

CARPET (CONT.)

PAINTING

WALLCOVERING

MILLWORK

INTERIOR STONEWORK

INTERIOR STONEWORK (CONT.)

FABRIC WALL PANELS

ASD | SKY

CHARLES RIVER ASSOCIATES

221 MAIN, STE. 1600

SPECIFICATIONS

A0.13

ASD | SKY
CHARLES RIVER ASSOCIATES
16 DETECTABLE WARNING STRIP N.T.S.
15 ACCESSIBLE PARKING SIGNAGE N.T.S.
14 HANDICAP PARKING SYMBOL N.T.S.
BLUE TRAFFIC PAINT (COLOR NO. 15090 IN FEDERAL STANDARD 595B)
WHITE TRAFFIC PAINT, TYP.
6 ELEVATOR DETAILS N.T.S.
5 ACCESSIBLE PARKING DETAIL
4 UNDERGROUND PARKING PLAN 1/16" = 1'-0"
LEGEND
ACCESSIBLE PATH OF TRAVEL
PARKING TABLE
ACCESSIBLE STALLS 3
REGULAR STALLS 59
TOTAL 62
KEYNOTES
1 KEYNOTES
PT-00

ASD | SKY
CHARLES RIVER ASSOCIATES
PATH OF TRAVEL CLEARANCES
N.T.S.
STAIRS, RAMPS, RAILINGS, SIGNAGE
(E) SLOPED WALK PLAN
ELEVATION - B
PLAN - A
FRONT ENTRY DOORS
1/8" = 1'-0"
KEYNOTES
LEGEND
ACCESSIBLE PATH OF TRAVEL
NORTH
GROUND FLOOR/SITE PLAN
1/16" = 1'-0"
PT-01

ASD | SKY
CHARLES RIVER ASSOCIATES
14 WOMEN'S RESTROOM ELEVATIONS
1/4"=1'-0"
10 MEN'S RESTROOM ELEVATIONS
1/4"=1'-0"
16 PATH OF TRAVEL CLEARANCES
1601
CAL
LEGEND
ACCESSIBLE PATH OF TRAVEL
16TH FLOOR PLAN
1/16" = 1'-0"
ENLARGED MEN'S RESTROOM
3/8" = 1'-0"
ENLARGED WOMEN'S RESTROOM
3/8" = 1'-0"
PT-16

7
6
5
4
3
A
B
C
D
E
F
NORTH

3 DEMOLITION PLAN 1/8" = 1'-0"

5 DEMOLITION PLAN GENERAL NOTES

3 DEMOLITION PLAN SHEET NOTES

3 ALTERNATES

1 DEMOLITION PLAN LEGEND

ASD | SKY

CHARLES RIVER ASSOCIATES

DEMOLITION PLAN

AD.16

ASD | SKY
CHARLES
RIVER
ASSOCIATES
221 MAIN, STE. 1050
CONSTRUCTION PLAN GENERAL NOTES
HARDWARE SCHEDULE
DOOR SCHEDULE
CONSTRUCTION PLAN ALTERNATES
CONSTRUCTION PLAN LEGEND
CONSTRUCTION PLAN SHEET NOTES
LEVEL 10 - CONSTRUCTION PLAN
CONSTRUCTION PLAN
A1.16

A
B
C
D
E
F
1
2
3
4
5

1 LEVEL 18 - REFLECTED CEILING PLAN 1/8" = 1'-0"

7 REFLECTED CEILING PLAN GENERAL NOTES

8 REFLECTED CEILING PLAN CODED NOTES

3 CEILING TYPE SCHEDULE

4 REP ALTERNATES

2 REFLECTED CEILING LEGEND

ASD | SKY

CHARLES
RIVER
ASSOCIATES
201 MAIN, STE. 1850

REFLECTED CEILING PLAN

A2.16

1 | LEVEL 16 - POWER & COMMUNICATIONS PLAN

1/8" = 1'-0"

6 | POWER AND COMMUNICATIONS PLAN GENERAL NOTES

5 | ALTERNATES

3 | POWER & COMMUNICATION NOTES

4 | EQUIPMENT LIST

2 | POWER AND COMMUNICATIONS PLAN LEGEND

ASD | SKY

CHARLES RIVER ASSOCIATES

321 MAIN, STE. 1650

POWER AND COMMUNICATIONS

A3.16

A
B
C
D
E
F
1
2
3
4
5

1 | LEVEL 16 - FINISH PLAN | 1/8" = 1'-0"

6 | FINISH PLAN GENERAL NOTES:

5 | ALTERNATES:

4 | FINISH PLAN CODED NOTES:

3 | FINISH/SYMBOL LEGEND:

2 | FINISH SCHEDULE

ASD|SKY

CHARLES
RIVER
ASSOCIATES
201 MAIN, STE. 1450

FINISH PLAN

A4.16

ASD | SKY

CHARLES RIVER ASSOCIATES
221 MAIN, STE. 1650

FURNITURE PLAN

A5.16

1 LEVEL 16 - FURNITURE PLAN (FOR REFERENCE ONLY)　1/8" = 1'-0"

ASD | SKY
CHARLES RIVER ASSOCIATES
221 MAIN, STE. 1600
INTERIOR ELEVATIONS
A6.01
6 BREAK 1615 - EAST ELEVATION
3/8" = 1'-0"
3 OPEN OFFICE CORRIDOR EAST ELEVATION
3/8" = 1'-0"
5 BREAK 1615 - NORTH ELEVATION
3/8" = 1'-0"
2 BREAK 1605 - SOUTH ELEVATION
3/8" = 1'-0"
4 ENTRY 1614 - NORTH ELEVATION
3/8" = 1'-0"
1 NOT USED
3/8" = 1'-0"

3 | CONF. 1611 - EAST ELEVATION | 3/8" = 1'-0"

2 | CONF. 1611 - SOUTH ELEVATION | 3/8" = 1'-0"

4 | CONF. 1611 - WEST ELEVATION | 3/8" = 1'-0"

1 | COPY 1630 - SOUTH ELEVATION | 3/8" = 1'-0"

ASD | SKY

CHARLES RIVER ASSOCIATES
221 MAIN, STE. 1600

INTERIOR ELEVATIONS

A6.02

6 PARTITION @ EXISTING CONSTRUCTION 3" = 1'-0"
4 WALL TYPE 4 - FURRING WALL TO STRUCTURE 3" = 1'-0"
2 WALL TYPE 2 - NON-RATED PARTITIONS ABOVE CEILING 3" = 1'-0"
5 PARTITION @ EXISTING MULLION 6" = 1'-0"
3 WALL TYPE 3 - NON-RATED CEILING HEIGHT GLAZING 3" = 1'-0"
1 WALL TYPE 1 - NON-RATED FULL HEIGHT WALL 3" = 1'-0"
ASD | SKY
CHARLES
RIVER
ASSOCIATES
221 MAIN, STE. 1650
PARTITION TYPES/
PARTITION SECTIONS &
DETAILS
A7.01

6 | BASE CABINET DOOR W/ 3 SHELVES — 1 1/2" = 1'-0"

4 | DEEP UPPER CABINET OVER EQUIPMENT — 1 1/2" = 1'-0"

2 | BASE CABINET WITH DOOR AND DRAWER — 1 1/2" = 1'-0"

5 | UPPER CABINET W/ 3 SHELVES — 1 1/2" = 1'-0"

3 | BASE CABINET W/ 4 DRAWERS — 1 1/2" = 1'-0"

1 | ADA BASE CABINET WITH SINK & KNEE CLEARANCE — 1 1/2" = 1'-0"

ASD | SKY

CHARLES RIVER ASSOCIATES

221 MAIN, STE. 1050

MILLWORK SECTIONS & DETAILS

A7.11

4 NOT USED
2 COUNTERTOP WITH EQUIPMENT
1 1/2" = 1'-0"
5 MICROWAVE TOWER CABINET
1 1/2" = 1'-0"
3 NOT USED
1 BASE CABINET W/ TRASH CANS
1 1/2" = 1'-0"
ASD | SKY
CHARLES
RIVER
ASSOCIATES
221 MAIN, STE. 1950
MILLWORK SECTIONS AND DETAILS CONT.
A7.12

9 GLASS HEADER 3" = 1'-0"
6 DOWNLIGHT THROUGH WOOD CEILING 3" = 1'-0"
3 TYPICAL SUSPENDED CEILING BRACING N.T.S.
5 RECESSED DRAPERY TRACK DETAIL 3" = 1'-0"
5 ACOUSTICAL FLOATING W/ FLAT TRIM 3" = 1'-0"
2 DETAIL @ SUSP. FIXTURES N.T.S.
7 DROPPED DRYWALL SOFFIT 3" = 1'-0"
4 LAY-IN CEILING TILE DETAILS (ARMSTRONG SEISMIC RX SUSP. SYST.) 2" = 1'-0"
1 TYPICAL CEILING BRACING N.T.S.
ASD | SKY
CHARLES
RIVER
ASSOCIATES
221 MAIN, STE. 1850
CEILING SECTIONS & DETAILS
A7.21

EXHIBIT B-3

CONSTRUCTION PRICING PROPOSAL

[SEE ATTACHED]

B-3-1

THE CRE GROUP INC Construction Management Log

THE CRE GROUP INC

Construction Management Log

Indicated Outcome Report

Last Updated

Total Initial Project Costs	$ [illegible]
Approved Change Orders	$ -
Revised Project Costs	$ [illegible]
Additional Forecasted Expenditures	$ -
Budget w/ Approved TCOs	$ [illegible]
Total Projected Project Costs	$ [illegible]
(Over) / Under	$ -
%	[illegible]

Hard Costs	Base Contract	Approved Change Orders	Revised Contract	Forecast To Complete	Total Project Cost	Cost / SF	
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Total General Contractor	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	
Total Contractor Costs	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	

Soft Costs	Base Contract	Approved Change Orders	Revised Contract	Forecast To Complete	Total Project Cost	Cost / SF	Comments
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Total Soft Costs	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	
Grand Total	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	

Bid Alternates				Comments
[illegible]		[illegible]	[illegible]	[illegible]
Total Alternates		[illegible]	[illegible]	

Approved		Date

EXHIBIT C

EXISTING RIGHTS TO 16TH FLOOR

Suite	RSF	Current T Expiration	Comments/Options
1600	5,888	1/31/2020	1, 5-yr renewal option. Notice by 1/31/2019
1600	5,888	8/9/2024	ROFO; Expires 8/10/2021
1630	5,764	8/9/2024	ROFO; Expires 8/10/2021

C-1

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building.  Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its premises.  Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

1                                         Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant.  No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Building.  Tenant shall not place any showcase, mat or other article outside the Premises.  Nothing may be placed on or about balcony areas, if any, of the Building without Landlord’s prior written approval.  Tenant shall keep all portions of the Premises which are visible from the Building’s central atrium (if any) in a tasteful, neat and orderly condition characteristic of first class professional offices, so as not to be offensive to other tenants of the Building.  No desks, bookcases, file cabinets and other furniture shall be placed against the glass surrounding the Building’s central atrium (if any).

2                                         Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.  Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.  Tenant shall coordinate in advance with Landlord’s property management department all deliveries to the Building so that arrangements can be made to minimize such interference.  Tenant shall not permit its employees and invitees to congregate in the elevator lobbies or corridors of the Building.  Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.  Public corridor doors, when not in use, shall be kept closed.  Nothing, including mats and trash, shall be placed, swept or thrown into the corridors, halls, elevator shafts, stairways or other public or Common Areas.

3                                         Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord’s prior written consent.  All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord.  Any Tenant supplied window treatments shall be installed behind Landlord’s standard window treatments so that Landlord’s standard window treatments will be what is visible to persons outside the Building.  Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant’s own expense.

4                                         Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including coffee grounds).  All damages from misuse of fixtures shall be borne by the tenant causing same.

5                                         Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system (other than an ordinary telephone and paging system) or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system, without Landlord’s prior written consent.  Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises.  No flashing, neon or search lights shall be used which can be seen outside the Premises.  Only warm white lamps may be used in any fixture that may be visible from outside the Building or Premises.  Tenant shall not maintain, use or operate within the Premises any space heater.

6                                         Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing eye or hearing ear dogs for handicapped persons visiting the Premises.  Bicycle parking is available in the Parking Facility in a designated space for tenants on a first come, first serve basis subject to such rules and regulations as Landlord shall from time to time impose.  Except while loading and unloading vehicles, there shall be no parking of vehicles or other obstructions placed in the loading dock area.

7                                         Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant’s employees for their own consumption.  Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or emanate from the Premises.

8                                         Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Building, whether by the use of any musical instrument, radio, talking machine or in any other way.

9                                         Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry.  Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures.  Landlord shall have the right to repair at Tenant’s expense any damage to the Premises or the Building caused by Tenant’s moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same.  Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times.  Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.  Landlord reserves the right to inspect all freight to be brought into the Building, except for government classified and confidential client materials, and to exclude from the Building all freight which violates any of these rules or the Lease.

10                                  Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord’s prior written approval.  At all times Tenant shall provide Landlord with a “master” key for all locks on all doors and windows.  Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended.  Tenant shall, upon the termination of its tenancy:  (a) restore to Landlord all keys and security cards to stores, offices, storage rooms, toilet rooms, the Building and the Premises which were either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay the replacement cost thereof; and (b) inform Landlord of the combination of any lock, safe and vault in the Premises.  At Landlord’s request, Landlord’s then customary charge per key shall be paid for all keys in excess of two (2) of each type.  Tenant’s key system shall be consistent with that for the rest of the Building.

11                                  Except as shown in the Final Construction Drawings, Tenant shall not install or operate in the Premises any electrically operated equipment or machinery (other than standard servers, desk-top office equipment, including desk-top computers and copiers, typewriters, facsimile machines, printers or other similar equipment used in connection with standard office operations) without obtaining the prior written consent of Landlord.  Landlord may condition such consent upon Tenant’s payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery.  Landlord shall have the right at any time and from time to time to designate the electric service providers for the Building.  Tenant shall cooperate with Landlord and such service providers and shall allow, as reasonably necessary, access to the Building’s electric lines, feeders, risers, wiring and any other Building machinery.  Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building, without obtaining Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.  In no event shall Tenant use or permit the use of any space heaters or similar devices in the Premises.  If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant’s expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

12                                  All telephone and telecommunications services desired by Tenant shall be ordered by and utilized at the sole expense of Tenant.  Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment shall be and remain solely in the Premises and the telephone closet(s) designated by Landlord.  Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment (including wiring) nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected.  Landlord shall have the right, upon reasonable prior notice to Tenant (except in the event of an emergency), to interrupt telecommunications facilities as necessary in connection with any repairs or with installation of other telecommunications equipment.  Subject to the provisions of the Lease, Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, at the Premises or the Building, without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion.

13                                  No telephone, telecommunications or other similar provider whose equipment is not then servicing the Building shall be permitted to install its lines or other equipment within or about the Building without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including any warranty or representation as to the suitability, competence, or financial strength of the provider.  Without limitation of the foregoing standards, as specific conditions of any consent:  (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services (including the costs of installation, materials and services); (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines and Landlord shall have reasonably determined that there is sufficient space in the Building for the placement of the necessary equipment and materials; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary; (iv) the provider shall agree to use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord); (v) the provider shall pay Landlord such compensation as is reasonably determined by Landlord to compensate it for space used in the building for the storage and maintenance of the provider’s equipment, the fair market value of a provider’s access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vi) the provider shall agree to deliver to Landlord detailed “as built” plans immediately after the installation of the provider’s equipment is complete; and (vii) all of the foregoing matters shall be documented in a written agreement between Landlord and the provider on Landlord’s standard form and otherwise reasonably satisfactory to Landlord.

14                                  Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or attendant on duty.  Landlord shall have the right to exclude any undesirable or disorderly persons from the Building at any time.  Landlord may require all persons admitted to or leaving the Building to show satisfactory identification and to sign a register.  Tenant shall be responsible for all persons for whom it authorizes entry into the Building and shall be liable to Landlord for all acts of such persons.  Landlord has the right to evacuate the Building in the event of emergency or catastrophe or for the purpose of holding a reasonable number of fire drills.

15                                  Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging, dwelling or sleeping.

16                                  Tenant, before closing and leaving the Premises at the end of each business day, shall see that all lights and equipment are turned off, including coffee machines.

17                                  Tenant shall not request Landlord’s employees to perform any work or do anything outside of such employees’ regular duties without Landlord’s prior written consent.  Tenant’s special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant.  Tenant shall not employ any of Landlord’s employees for any purpose whatsoever without Landlord’s prior written consent.  Tenant shall not employ any person or entity to do janitorial work within the Premises without Landlord’s prior written consent, and any and all such work shall be done in compliance with all instructions issued by Landlord or its representatives.

18                                  There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.  Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

19                                  Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises.  Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.  Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

20                                  Tenant acknowledges that it is Landlord’s intention that the Building be operated in a manner which is consistent with the highest standards of cleanliness, decency and morals in the community which it serves.  Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord’s judgment, is inconsistent with the quality of operation of the Building or may tend to impose or detract from the moral character or image of the Building.  Tenant shall not use the Premises for any immoral or illegal purpose.  Tenant shall cooperate with Building employees in keeping the Premises neat and clean.

21                                  Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor.

22                                  Tenant shall purchase or contract for waxing, rug shampooing, venetian blind washing, interior glass washing, furniture polishing, janitorial work, removal of any garbage from any dining or eating facility or for towel service in the Premises, only from contractors, companies or persons designated by Landlord.  Tenant may have any such service provided within the Premises only upon prior written notice to Landlord or the Building manager in each instance, and Tenant shall provide Landlord or the Building manager with identifying information regarding each individual performing any such services, other than full-time employees of Tenant, prior to such individual’s commencing work, and Tenant shall direct and cause each such individual, while in the Building and outside of the Premises, to comply with all instructions issued by Landlord or its representatives.

23                                  Tenant shall not remove, alter or replace the ceiling light diffusers, ceiling tiles or air diffusers in any portion of the Premises without the prior written consent of Landlord

24                                  Tenant shall not purchase water, ice, coffee, soft drinks, towels, or other merchandise or services from any company or person whose repeated violation of Building regulations has caused, in Landlord’s opinion, a hazard or nuisance to the Building and/or its occupants.

25                                  Tenant shall not pay any employee on the Premises except those actually employed therein; nor shall Tenant use the Premises as headquarters for large scale employment of workers for other locations.

26                                  Landlord shall have the right, upon written notice to Tenant, to require Tenant to refrain from or discontinue any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices.

27                                  Tenant shall not in any manner deface any part of the Premises or the Building.  Other than ordinary office decorations, no stringing of wires, boring or cutting shall be permitted except with Landlord’s prior written consent.  Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sound deadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

28                                  Any installations to provide supplemental cooling for any portion of the Premises shall be made in such manner and using such equipment and facilities as Landlord may designate and direct, and all work relating to any such installations shall in all respects be performed at Tenant’s sole cost and expenses pursuant to plans approved in advance in writing by Landlord, and in all other respects in the manner required pursuant to the Lease.

29                                  Tenant shall handle its newspapers, “office paper,” garbage, trash and other waste products in the manner required by applicable law (as the same may be amended from time to time) whether required of Landlord or otherwise and shall conform with any recycling plan instituted by Landlord.  Landlord shall have no obligation to accept any waste that is not prepared for collection in accordance with any such requirements.  Landlord reserves the right to require Tenant to arrange for waste collection, at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with any such requirements.  If Tenant is unable to comply with Landlord’s standard procedures regarding the internal collection, sorting, separation and recycling of waste, then, upon reasonable advance notice to Landlord, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, provided Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

30                                  Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance, except as otherwise expressly permitted in the Lease.

31                                  Tenant shall comply with all workplace smoking Laws.  There shall be no smoking in bathrooms, elevator lobbies, elevators, terraces, loading docks, plaza areas, and other Common Areas.

32                                  All wiring and cabling installed by Tenant shall be marked and coded, in a manner reasonably acceptable to Landlord, to identify such facilities as belonging to Tenant and the point of commencement and termination of such facilities.  All such cabling and wiring shall, at Landlord’s request, be removed by Tenant upon the expiration or termination of the Lease if required by the terms of the Lease or if applicable governmental agencies require removal of such facilities upon the termination of their use or abandonment.

33                                  Landlord may, upon request of Tenant, waive Tenant’s compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant’s failure to comply with any rule.  Landlord reserves the right to rescind any of these rules and make such other and further rules as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to a tenant shall be binding upon it in like manner as if originally herein prescribed.  In the event of any conflict or inconsistency between the terms and provisions of these rules, as now or hereafter in effect, and the terms and provision of the Lease, the terms and provision of the Lease shall prevail.